UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

March 30, 2012

THE GOLDMAN SACHS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	No. 001-14965	No. 13-4019460
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 West Street New York, New York		10282
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 902-1000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) John H. Bryan, the Lead Director and the Chair of the Corporate Governance and Nominating Committee of the Board of Directors (the “Board”) of The Goldman Sachs Group, Inc. (the “Company”), tendered his proposed retirement to the Board, as required by the retirement policy in the Company’s Corporate Governance Guidelines. His retirement was accepted by the Board on March 31, 2012, to be effective on May 23, 2012, the day before the Company’s 2012 Annual Meeting of Shareholders (the “Annual Meeting”). Additionally, on March 30, 2012, Lois D. Juliber, a member of the Board, notified the Company that she will not stand for re-election at the Annual Meeting.

Item 8.01	Other Events.

The independent directors of the Board have determined that James J. Schiro, currently the Chair of the Board’s Audit Committee, will serve as the Board’s new Lead Director and Chair of its Corporate Governance and Nominating Committee. The Board appointed M. Michele Burns to replace Mr. Schiro as Chair of the Audit Committee. These appointments will be effective upon Mr. Bryan’s retirement.

On April 2, 2012, the Company issued a press release announcing these changes to its Board of Directors. The press release is being furnished as Exhibit 99.1 to this Form 8-K. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is furnished as part of this Current Report on Form 8-K:

99.1	Press Release issued by The Goldman Sachs Group, Inc., dated April 2, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOLDMAN SACHS GROUP, INC.
(Registrant)

Date: April 2, 2012	By:	/s/ Gregory K. Palm
		Name:	Gregory K. Palm
		Title:	Executive Vice President and General Counsel